FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO US Dataworks, Inc. Tel. (281) 504-8100	Donald C. Weinberger Wolfe Axelrod Weinberger Assoc. LLC Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES PROFITABLE THIRD QUARTER FINANCIAL RESULTS

- Quarterly revenues increase by 30.6% over prior year period-
- Management to Host Conference Call Today at 11am EST -

Houston, TX – February 17, 2009 -- US Dataworks, Inc. (AMEX: UDW), a leading developer of payment processing solutions, today announced its financial results for its fiscal 2009 third quarter and for the nine months ended December 31, 2008.

Revenues for the quarter ended December 31, 2008 were $2,000,011, representing a 30.6% increase over revenues of $1,531,229 for the same period a year ago.  Income from operations for the third quarter was $360,026, compared to a loss from operations of $6,399,131 for the same period a year ago (and compared to a loss from operations of $466,947 for the same period a year ago excluding a one-time charge for goodwill impairment recorded in such earlier quarter). Net income for the third quarter was $133,850, or $0.00 per share, compared to a net loss of $5,551,203, or $(0.17) per share, for the same period a year ago (and compared to net income of $380,981, or $0.01 per share, excluding the one-time charge for goodwill impairment recorded in such earlier quarter).

Revenues for the nine months ended December 31, 2008 were $6,099,797, representing a 47.8% increase over revenues of $4,126,385 for the same period a year ago.  Income from operations for the nine months ended was $629,876, compared to an operating loss of $8,067,648 for the same period a year ago (and compared to a loss from operations of $2,135,646 excluding the one-time charge for goodwill impairment recorded in such earlier quarter).  Net loss for the third quarter was $1,817,326, or $(0.06) per share, compared to a net loss of $7,226,223, or $(0.23) per share, for the same period a year ago (and compared to a net loss of $1,334,326, or $(0.04) per share, excluding the one-time charge for goodwill impairment recorded in such earlier period).

Contributing to the net loss for the nine months ended December 31, 2008 was the $1,747,791 non-cash interest expense recorded in the fiscal 2009 second quarter due to the repayment of certain outstanding convertible promissory notes during that quarter.  The Company recorded an original issue discount when the notes were first issued reflecting the value of the conversion feature of the notes and the warrants that were issued with the notes.  The amount of such discount that remained at the time the notes were repaid in full during that quarter was fully expensed at that time.  This charge represents a significant portion of the decrease in other income for the nine months ended December 30, 2008 as compared to the same period a year ago.

- More -

Charles E. Ramey, Chairman and CEO of the Company stated, “We are pleased with our third quarter results which were profitable on an operating and net income basis. Leading the strength were transactional and professional service revenues, which increased by 21% and 80%, respectively, over the transactional and professional service revenues for the same period a year ago.  The increase in transactional revenues was principally due to an increase in the number of customers subject to transactional pricing combined with an increase in transactions processed by our current client base. Professional service revenue rose due to our contract with a major credit card company that began in February 2008.”

Mr. Ramey added, “The announcement of today’s financial results demonstrates that the initiatives taken earlier in the fiscal year have proven effective, enabling the Company to post net income of $133,850 for the third quarter. While the economic slowdown in the U.S. has certainly crimped credit lines and hindered the general flow of capital, we are well positioned to weather the storm, as seen in the third quarter results. We have restructured the Company to significantly lower costs while at the same time working diligently to retain existing clients as well as attract new ones. The combination of these factors led to our recent financial success. While we are very pleased with the quarter’s performance, we remain cautiously optimistic about the future. We believe that the formula implemented for the Company’s turnaround has proven successful and will continue to strive to improve results by growing the business while supporting the current clientele, which have enabled the Company to achieve profitability.”

Conference Call Information

A conference call is scheduled for today, at 11:00 AM EST.  Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261 about 5-10 minutes prior to 11:00 AM EST.  The conference call will also be available on replay starting at 1:00 pm EST on February 17, 2009, and ending on March 17, 2009.  For the replay, please dial (877) 660-6853 (replay account # 269, replay conference # 313698).  The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference # 313698).

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About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the financial services market, federal, state and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.  Additional information about US Dataworks is available at www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing and our new solutions’ ability to provide a higher return on investment for our clients.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, the Company's position in the marketplace, its ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on Form 10-KSB for the period ended March 31, 2008 and its quarterly reports on Form 10-Q for the periods ended September 30, 2008 and December 31, 2008.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

- Financial Tables Follow -

US DATAWORKS, INC.
QUARTERLY INCOME STATEMENT DATA (UNAUDITED)
For the years ended Mar 31, 2009 and 2008
	Three months ended December 31,		Nine months ended December 31,

	2008	2007	2008	2007
Revenues
Software licensing revenues	36,508	182,911	66,508	289,833
Software transactional revenues	540,787	445,654	1,601,291	1,225,043
Software maintenance revenues	217,775	233,010	666,257	658,019
Software service revenues	1,204,941	669,654	3,765,741	1,953,490

Net Revenue	2,000,011	1,531,229	6,099,797	4,126,385

Cost of sales	564,257	574,230	1,607,517	1,469,312
Gross profit	1,435,754	956,999	4,492,280	2,657,073

Operating Expenses
General and administrative	1,028,983	1,375,756	3,719,426	4,659,534
Depreciation and amortization	46,745	48,190	142,978	133,003
Goodwill Impairment	-	5,932,184	-	5,932,184

	1,075,728	7,356,130	3,862,404	10,724,721

Operating income/(loss)	360,026	(6,399,131)	629,876	(8,067,648)

Other income (expense)
Financing costs	-	(86,704)	(329,692)	(112,680)
Interest expense	(109,601)	(157,721)	(2,603,020)	(170,524)
Interest expense - related parties	(128,197)	(14,714)	(207,026)	(36,589)
Loss on disposition of assets	-	-	-	(44,231)
Gain/(Loss) on Derivatives	-	1,099,284	621,281	1,157,666
Other income (expense)	11,622	7,783	71,255	7,783

	(226,176)	847,928	(2,447,202)	801,425

Income/(loss) before provision for income taxes	133,850	(5,551,203)	(1,817,326)	(7,266,223)

Provision for income taxes	-	-	-	-

Net Income/(Loss)	$133,850	$(5,551,203)	$(1,817,326)	$(7,266,223)

Basic and diluted gain/(loss) per share	$0.00	$(0.17)	$(0.06)	$(0.23)

Basic and diluted weighted - average (adjusted
for reverse stock split 1:5) shares outstanding	32,569,017	32,062,962	32,361,717	31,638,735

US DATAWORKS, INC.
Quarterly Balance Sheet Analysis
For the quarter ended December 31, 2008
(UNAUDITED)

ASSETS		December 31,
		2008
Current assets
	Cash and cash equivalents	$505,826
	Accounts receivable, trade	939,753
	Prepaid expenses and other current assets	88,153
	Total current assets	1,533,732

Property and equipment, net		350,248
Goodwill, net		4,020,698
Other assets		302,523
	Total assets	$6,207,201

	LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
	Notes payable, current	$35,279
	Note payable - related party	4,203,500
	Deferred revenue	339,456
	Accounts payable	267,648
	Accrued expenses	172,046
	Accrued Interest - related party	70,902
	Total current liabilities	5,088,831

	Long term note payable	26,459
	Total long term liabilities	26,459

	Total liabilities	5,115,290

Shareholders' equity
	Convertible series B preferred stock, 0001 par	55
	Common Stock. 0001 par	3,260
	Additional paid in capital	64,997,162
	Accumulated deficit	(63,908,566)

	Total shareholders' equity	1,091,911
	Total liabilities and shareholders' equity	$6,207,201

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